                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 1999



                           DANKA BUSINESS SYSTEMS PLC
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      UNITED KINGDOM                 0-20828                   98-0052869
     ---------------               ------------           -------------------
     (STATE OR OTHER               (COMMISSION               (IRS EMPLOYER
     JURISDICTION OF               FILE NUMBER)           IDENTIFICATION NO.)
     INCORPORATION)



     11201 DANKA CIRCLE NORTH
     ST. PETERSBURG, FLORIDA                                     33716
     ----------------------------------------                 ----------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 727-576-6003

ITEM 5. OTHER EVENTS.

        On December 17, 1999, Danka Business Systems PLC ("Danka" or the "Company") announced the closing of the investment by equity investment funds (the "Cypress Funds") managed by affiliates of The Cypress Group LLC ("Cypress"), a New York based private equity firm, of U.S.$200 million in 200,000 new convertible participating shares of Danka and the closing of the investment by The Prudential Assurance Company Limited ("Prudential"), a subsidiary of Prudential Corporation plc, of U.S.$18 million in 18,000 new shares of the same series.

        A copy of a press release issued by the Company in connection with the closing of the transactions is filed as Exhibit 1 hereto and incorporated herein by this reference.

ITEM 7: EXHIBITS

1. Press Release dated December 17, 1999 by Danka Business Systems PLC announcing the closing of the investment by the Cypress Funds and Prudential.

2. Amendment, dated as of December 16, 1999, to Subscription Agreement dated as of November 2, 1999 among Danka Business Systems PLC, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of The Netherlands and 55th Street Partners II L.P., a Delaware limited partnership.

3. Registration Rights Agreement dated as of December 17, 1999, among Danka Business Systems PLC, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of The Netherlands and 55th Street Partners II L.P., a Delaware limited partnership.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                            DANKA BUSINESS SYSTEMS PLC


                            By: /s/ David Berg
                            ----------------------------------------------------
                                    David P. Berg
                            Its:    Executive Vice President and
                                    General Counsel



Dated: December 17, 1999